CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of Gentor Resources Inc. (the “Company”) for the year ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donat K. Madilo, Chief Financial Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code 18 U.S.C.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1	The Report fully complies with the requirements of Rule 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

By:	(signed) Donat K. Madilo
Donat K. Madilo, Chief Financial Officer

Date:	May 11, 2018

A signed original of this written statement required by Section 906 has been provided by Donat K. Madilo and will be retained by Gentor Resources Inc. and furnished to the Securities and Exchange Commission or its staff upon request.